UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2024

JONES SODA CO.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 25, 2024, David Knight, the President and Chief Executive Officer of Jones Soda Co. (the “Company”) departed the Company being replaced by Paul Norman, the Chairman of the Board of Directors of the Company, who will serve as Interim President and Chief Executive Officer of the Company effective as of October 25, 2024. The Company is currently conducting a search to identify a successor President and Chief Executive Officer with the assistance of an executive search firm.

Paul Norman, 59, has been a director of the Company since August 2019 and has served as the Chairman of the Company’s Board of Directors since March 15, 2022. Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. He currently serves as a director on the board of directors of Simply Better Brands Corp. (TSX: SBBC) (OTCQB: PKANF). Mr. Norman previously served as the President of CHW Acquisition Corporation (Nasdaq: CHWA), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, from February 2021 to August 2022, when such company completed a business combination transaction. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at the Kellogg Company, the multinational food-manufacturing company, where he served as President of Kellogg’s North American business from 2015 to 2018, and Chief Growth Officer from 2013 to 2015. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board, from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic. Mr. Norman is an “Investor Designee” of Heavenly Rx, as defined in the Investor Rights Agreement between the Company and Heavenly Rx and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

There are no family relationships between Mr. Norman and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Norman and any other persons pursuant to which Mr. Norman was appointed an executive officer of the Company. There are no related party transactions involving Mr. Norman that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 28, 2024, the Company issued a press release announcing the departure of David Knight as President and Chief Executive Officer of the Company and the appointment of Paul Norman as Interim President and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated October 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	JONES SODA CO.

/s/ Paul Norman
Paul Norman
Interim President and Chief Executive Officer